Exhibit 10.1

THIRD AMENDMENT AGREEMENT

THIS THIRD AMENDMENT AGREEMENT (this “Third Amendment Agreement”) is entered into this 27th day of June, 2014 between KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), and KKR Financial Advisors LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company and the Manager are parties to an Amended and Restated Management Agreement, dated as of May 4, 2007, as amended pursuant to the First Amendment Agreement, dated as of June 15, 2007 and the Second Amendment Agreement, dated as of February 27, 2013 (as so amended, the “Management Agreement”); and

WHEREAS, this Third Amendment Agreement has been approved by a committee of the Company’s Independent Directors (as defined in the Operating Agreement of the Company).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (all capitalized terms used but not defined herein shall have the meanings specified in the Management Agreement):

SECTION 1.         AMENDMENTS TO THE MANAGEMENT AGREEMENT.

(a)   Section 1(b) of the Management Agreement is hereby amended by (i) deleting the reference to “monthly” and replacing it with “quarterly” and deleting the reference to “1/12” and replacing it with “1/4”.

(b)   Section  1(f) of the Management Agreement is hereby amended by deleting each reference to “month” and replacing it with “quarter”.

(c)   Section 2(b) of the Management Agreement is hereby amended by deleting the reference to “a majority of the Independent Directors” in clause (i) thereof and replacing it with “the Board of Directors”.

(d)   Section 2(c) of the Management Agreement is hereby amended by deleting the entirety of the proviso thereof beginning with “; provided that (i) any such agreements entered into” through “subject to the Company’s prior written approval.” and replacing it with “; provided that any such agreements entered into with affiliates of the Manager shall be approved by a majority of the Independent Directors.”

(e)   Section 2(e) of the Management Agreement is hereby amended by deleting the second reference to “Company” and replacing it with “Board of Directors”.

(f)    Section 2(g) of the Management Agreement is hereby amended and restated in its entirety to read as follows:

“The Manager shall prepare reports, to the extent requested by the Board of Directors, to enable the Board of Directors to review the Company’s acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Guidelines and policies approved by the Board of Directors.”

(g)   Section 3(a) of the Management Agreement is hereby amended by deleting the last sentence thereof.

(h)   Section 3(b) of the Management Agreement is hereby amended by deleting the first sentence thereof.

(i)    Section 3(c) of the Management Agreement is hereby amended by deleting the reference to “clauses (a) and (b)” and replacing it with “clause (a)”.

(j)    Section 7(c) of the Management Agreement is hereby amended and restated in its entirety to read as follows:

“The Manager shall not (i) consummate any transaction which would involve the acquisition by the Company of an asset in which the Manager or any affiliate thereof has an ownership interest or the sale by the Company of an asset to the Manager or any affiliate thereof, or (ii) under circumstances where the Manager is subject to an actual or potential conflict of interest, in the reasonable judgment of the Manager, because it manages both the Company and another Person (not an affiliate of the Company) with which the Company has a contractual relationship, take any action constituting the granting to such Person of a waiver, forbearance or other relief, or the enforcement against such Person of remedies, under or with respect to the applicable contract, unless the Independent Directors have been notified of such transaction or action, as the case may be and in each case, and such transaction or action is consummated or taken, as the case may be, within the parameters, if any, that have been approved by a majority of the Independent Directors.”

(k)   Section 7(d) of the Management Agreement is hereby amended and restated in its entirety to read as follows:

“The Board of Directors periodically reviews the Guidelines and the Company’s portfolio of Investments but will not review each proposed investment, except as otherwise provided herein. If the Board of Directors determines in its periodic review of transactions that a particular transaction does not comply with the Guidelines (including as a result of violation of the provisions of Section 7(c) above), then the Board of Directors will consider what corrective action, if any, can be taken. The Manager shall be permitted to rely upon the direction of the Secretary of the Company to evidence the approval of the Board of Directors with respect to a proposed investment.”

(l)    Section 8(a) of the Management Agreement is hereby amended by deleting the reference to “monthly” and replacing it with “quarterly”.

(m)  Section 8(b) of the Management Agreement is hereby amended by (i) deleting each reference to “month” and replacing it with “quarter” and (ii) deleting each reference to “fifteen (15) business days” or “twenty (20) business days” and replacing it with “forty-five (45) calendar days”.

(n)   Section 8(e) of the Management Agreement is hereby amended by deleting the reference to “30” and replacing it with “45”.

(o)   Section 10 of the Management Agreement is hereby amended by (i) deleting each reference to “month” and replacing it with “quarter” and (ii) deleting the reference to “20” and replacing it with “45”.

(p)   Section 14(a) of the Agreement is hereby amended by deleting the phrase “an entity whose day-to-day business and operations are managed and supervised by Messrs. Fanlo and Netjes (collectively, the “Principals”)” and replacing it with “an affiliate of the Manager”.

SECTION 2.         MISCELLANEOUS.  This Third Amendment Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.  This Third Amendment Agreement may be executed by facsimile signature.

SECTION 3.         GOVERNING LAW.  This Third Amendment Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment Agreement as of the date first written above.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ Michael R. McFerran
	Name:	Michael R. McFerran
	Title:	Chief Operating and Financial Officer

KKR FINANCIAL ADVISORS LLC

By:	/s/ Nicole J. Macarchuk
	Name:	Nicole J. Macarchuk
	Title:	Authorized Person

[Signature Page to Third Amendment Agreement]